- - PRESS RELEASE - -

Investor/Media Contact:	Contact at Smoke Cartel:
Bill Miller	Annie Alexander
Vice President, Investor Relations	Public Relations and Corporate Communications
Phone: 844-565-5665	Phone: 828-545-0544
bmiller@irpartnersinc.com	annie@smokecartel.com

FOR IMMEDIATE RELEASE

JUNE 5, 2018

SMOKE CARTEL ANNOUNCES first woman ceo

of A publicly-traded cannabis company

Company Announces Promotion of Darby Cox as

Chairman and CEO as it Accelerates Growth Strategy

SAVANNAH, GA, June 5, 2018 — Smoke Cartel, Inc. (Ticker: SMKC), a leading online retailer and wholesaler of glass water pipes and related accessories for the cannabis industry, today announced two key management changes designed to redefine certain roles to better focus and delineate the Company’s operations and its communications with Wall Street since becoming a publicly-traded company earlier this year. The two changes announced today are the promotion of Darby Cox to the role of Chairman and CEO, a position formerly held by Sean Geng, who will be switching his role to Executive Chairman and COO.

“Out of the dozens of senior level executives I have had the pleasure of working with through the years, I have never met anyone who can manage innovation, growth and change like Darby,” said Sean Geng, Founder and former CEO of Smoke Cartel, Inc. “As a business-oriented technologist, Darby was instrumental in leveraging our proprietary e-commerce model to expand Smoke Cartel’s footprint across a nation that was in the midst of decriminalizing the use of cannabis. As I continued to perfect our technology to capitalize on this once in a lifetime opportunity, Darby spearheaded a lean but highly effective sales and marketing team to capture first-mover advantage as the leading online retailer for cannabis-related accessories.

Smoke Cartel, Inc. Press Release

“To facilitate Darby’s appointment as Chairman and CEO of Smoke Cartel, I am giving up the Chairman and CEO titles and assuming the role of Executive Chairman and COO. With this move, I remain no less committed to Smoke Cartel, but my work will greatly benefit from the promotion of Darby and soon to be announced new CFO and additional talent we are looking to bring on-board.

“In fact, I believe our model was so successful that I am looking forward to replicating it going forward by having Darby manage the company’s operations and growth strategy while I strive to develop the next generation of our technology that will eventually enable us to fully automate most of the data exchange operations between our factories in Asia and our clients in the U.S. while simultaneously integrating with other business tools like ERP systems and online marketplaces. We believe today’s changes clearly outlines our roles and responsibilities and better leverages our respective strengths and talents. Overall, both Darby and I believe the outlook for the Company is stronger than ever and we look forward to continuing to work with our leadership team and our incredibly talented employees on executing our strategic priorities as a best-in-class company and leader in our industry,” concluded Mr. Geng.

To be added to Smoke Cartel, Inc.’s investor lists, please contact Bill Miller at 844-565-5665 or via email at bmiller@irpartnersinc.com.

About Smoke Cartel, Inc.

Smoke Cartel (Ticker: SMKC) is one of the leading online retailers of glass water pipes, vaporizers, bubblers, spoons, oil and dab rigs, smoking accessories, and cannabis accoutrements. The Company provides a wide variety of high quality products, reliable customer service, and rapid dependable shipping. Smoke Cartel offers 24-hour support and online chat services to ensure the customer experience is timely and professional. Smoke Cartel operates a transparent business model which is important in an industry with varying state regulations and significant scrutiny. The Company’s website at www.smokecartel.com offers fast load times and optimizations, making the product search process quick and seamless.

(Certain matters discussed in this press release may contain statements, estimates and projections that involve risks and uncertainties in Smoke Cartel Inc. business that may cause actual results to differ materially from those anticipated by the statements made herein. Such statements, estimates and projections constitute forward-looking statements within the meaning of the federal securities laws. Smoke Cartel undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise. The recipient of this information is cautioned not to place undue reliance on forward-looking statements. No representations or warranties are made as to the accuracy of such forward-looking statements or whether any of the projections included herein will be realized.)

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